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   Exhibit 99.-a(ii)

                         FLAG INVESTORS PORTFOLIOS TRUST
                             TRUSTEES' RESOLUTION TO
                           AMEND DECLARATION OF TRUST

         At a duly called meeting held on June 26, 2000, the trustees of Flag Investors Portfolios Trust, a New York business trust, amended the Flag Investors Portfolios Trust Amended and Restated Declaration of Trust dated July 28, 1997 ("Declaration of Trust"), pursuant to ARTICLE VI, Section 6.2 and
ARTICLE X, Section 10.4 of the Declaration of Trust. The trustees of Flag Investors Portfolios Trust hereby confirm in writing their actions, as follows:

         FIRST: Effective September 29, 2000, SCHEDULE A to the Declaration of Trust is amended by establishing and designating the following Series:

                            Communications Portfolio

         Pursuant to ARTICLE XI, Section 11.3 of the Declaration of Trust, this instrument may be executed in two or more counterparts, all of which shall constitute one and the same instrument.

         Flag Investors Portfolios Trust has caused these present to be signed in its name and on its behalf by a majority of its trustees as of this 26th day of September, 2000.



FLAG INVESTORS PORTFOLIOS TRUST:

By: /s/Richard R. Burt                           By: /s/ Richard T. Hale
    --------------------------------                 ------------------------
    Richard R. Burt,                                 Richard T. Hale, Esquire,
    Trustee                                          Trustee


By: /s/ Joseph R. Hardiman                       By: /s/ Louis E. Levy
    --------------------------------                 ------------------------
    Joseph R. Hardiman,                              Louis E. Levy,
    Trustee                                          Trustee


By: /s/ Eugene J. McDonald                       By: /s/ Rebecca W. Rimel
    --------------------------------                 ------------------------
    Eugene J. McDonald,                              Rebecca W. Rimel,
    Trustee                                          Trustee


By: /s/ Truman T. Semans                         By: /s/ Robert H. Wadsworth
    --------------------------------                 ------------------------
    Truman T. Semans,                                Robert H. Wadsworth,
    Trustee                                          Trustee